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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm in the Registration Statement for the registration of 500,000 shares of its common stock pertaining to the 2000 Director Stock Option Plan of MCK Communications, Inc., and to the incorporation by reference therein of our report dated May 31, 2000, except as to Note 16, as to which the date is June 14, 2000, with respect to the consolidated financial statements of MCK Communications, Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 2000, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP


Boston, Massachusetts
November 14, 2000